EXHIBIT 10.5.1

Schedule of Current and Former Executive Officers who are Parties
to the Amended and Restated Severance Agreements in the Forms Filed as
Exhibit 10.5 to the Company’s Annual Report on Form 10-K
For the Fiscal Year Ended December 31, 2025

Form A of Severance Agreement

Heidi G. Petz

Form B of Severance Agreement

Justin T. Binns
Marlena K. Boyce
Colin M. Davie
Mary L. Garceau
James R. Jaye
Karl J. Jorgenrud
J. Paul Lang
Benjamin E. Meisenzahl
Allen J. Mistysyn
Todd D. Rea
Bryan J. Young